Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a Registration Statement on Form F-6 (Durban Roodepoort Deep, Limited, Registration No.  333-09242) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,
As Depositary

By: Edgar Piedra

Name: Edgar Piedra

Title: Vice President